Exhibit 5.1

August 26, 2020

CohBar, Inc.

1455 Adams Drive, Suite 2050

Menlo Park, California 94025

Ladies and Gentlemen:

We deliver this opinion with respect to certain matters in connection with the offering by CohBar, Inc., a Delaware corporation (the “Company”), of up to 12,300,000 units (the “Units”) consisting of one share of its common stock (the “Common Stock”), par value $0.001 per share, and one warrant to purchase 0.75 of a share of Common Stock at an exercise price of $1.44 (the “Base Warrants”), and up to 1,845,000 shares of Common Stock (the “Option Shares”) and/or warrants to purchase up to 1,383,750 shares of Common Stock (the “Option Warrants” and together with the Base Warrants, the “Warrants”) subject to an over-allotment option granted to the underwriters, to be issued pursuant to that certain Underwriting Agreement (the “Underwriting Agreement”), dated as of even date herewith, by and between the Company and Roth Capital Partners, LLC. The Units, Option Shares and Option Warrants were registered pursuant to the Registration Statement on Form S-3 (File No. 333-221724) filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 22, 2017 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), declared effective on December 1, 2017, including the prospectus dated December 1, 2017 included therein (the “Base Prospectus”), and as supplemented by the preliminary prospectus supplement dated August 25, 2020 and the final prospectus supplement dated August 26, 2020, both of which were filed with the Commission pursuant to Rule 424(b) under the Securities Act (such preliminary and final prospectus supplements collectively, the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Units, the Option Shares, the shares of Common Stock underlying the Units (together with the Option Shares, the “Shares”), the Warrants, and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) are collectively referred to as the “Securities.” The offering of the Securities by the Company pursuant to the Registration Statement, the Prospectus and the Underwriting Agreement is referred to herein as the “Offering.”

In connection with our opinion expressed below we have examined originals or copies of the Underwriting Agreement, the form of Warrant, the Company’s Third Amended and Restated Certificate of Incorporation, as amended, filed with, and certified by, the Delaware Secretary of State (the “Restated Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws” and, together with the Restated Certificate, the “Charter Documents”), the Registration Statement, together with the exhibits filed as a part thereof and all other documents incorporated therein by reference, the Prospectus, certain corporate proceedings of the Company’s board of directors (the “Board”) or a committee or committees of the Board and the Company’s stockholders relating to the Registration Statement, the Company’s Restated Certificate and Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated August 14, 2020 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations by the Company (the “Management Certificate”).

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We render this opinion only with respect to, and express no opinion herein concerning the application or effect of any laws other than the existing Delaware General Corporation Law.

With respect to the Warrants, we have assumed that, as of each and every time any of the Warrants are exercised, the Company will have a sufficient number of authorized and unissued shares of the common stock available for issuance under its Restated Certificate to permit full exercise of each of the Warrants in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the issuance and delivery of any of the Securities there will not have occurred any change in the law or the facts affecting the validity of the Securities, any change in actions of the Board or the Company’s stockholders, or any amendments to the Restated Certificate or Bylaws, and (ii) at the time of the offer, issuance and sale of any Securities no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, and that the Registration Statement will not have been modified or rescinded. We also have assumed that the issuance and delivery of the Securities subsequent to the date hereof and the compliance by the Company with the terms of such Securities will not result in a violation of the Restated Certificate or any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body then having jurisdiction over the Company.

Based upon, and subject to, the foregoing, we are of the opinion that:

(i)	the Shares, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and the Transaction Committee of the Board, will be validly issued, fully paid and nonassessable;

(ii)	when the Warrants are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, and the Prospectus, such Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(iii)	the Warrant Shares, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Report on Form 8-K to be filed by the Company with the Commission in connection with the offering of the Securities and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this opinion, we are opining only as to the specific legal issues expressly set forth above and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks, only as of the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the date of this opinion letter and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinion expressed herein.

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Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP